UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2009

PILGRIM’S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 N. Pittsburg, Texas 75686-0093
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on December 1, 2008, Pilgrim’s Pride Corporation, a Delaware corporation (the "Company"), and certain of its wholly-owned subsidiaries (the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division ("Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Company has filed an amended joint plan of reorganization pursuant to Chapter 11 of the Bankruptcy Code (the "Proposed Plan") with the Bankruptcy Court and the proposed disclosure statement thereto (the "Disclosure Statement").  On October 22, 2009, the Bankruptcy Court entered an order approving the Disclosure Statement and the procedures to solicit acceptances of the Proposed Plan.  The Bankruptcy Court scheduled the hearing to consider the confirmation of the Proposed Plan for December 8, 2009.

The Proposed Plan and the Disclosure Statement are posted on the Company's website www.pilgrimspride.com under the "Investors-Reorganization" caption.  This Form 8-K is not a solicitation to accept or reject the Proposed Plan or an offer to sell or a solicitation of an offer to buy any securities of the Debtors. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement and applicable law.  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PILGRIM’S PRIDE CORPORATION

Date:  October 27, 2009                                                                                 By: /s/ Richard A. Cogdill
                          Richard A. Cogdill
                          Chief Financial Officer, Secretary and Treasurer